UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 25, 2009


                               VERIFY SMART CORP.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-136492
                            (Commission File Number)

                                   20-5005810
                        (IRS Employer Identification No.)

    Fort Legend Towers, Suite 2002 - 3rd Avenue corner 31st Street E. Square
          Fort Bonifacio Global City, Taguig Metro Manila, Philippines
              (Address of principal executive offices and Zip Code)

                                011-632-755-8870
               Registrant's telephone number, including area code

                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 25, 2009, we entered into a consulting agreement with Duke Enterprises LLC wherein Duke Enterprises LLC has agreed to provide certain consulting services to our company. As compensation under the agreement, we have agreed to issue 750,000 restricted common shares of our company. The agreement expires on September 25, 2009.

On March 30, 2009, we entered into a consulting agreement with New Vision Consulting Corporation wherein New Vision has agreed to provide certain consulting services to our company. As compensation under the agreement, we have agreed to issue 1,000,000 restricted common shares of our company. As further compensation for services to be rendered, New Vision shall receive an additional 500,000 restricted common shares of our company prior to July 31, 2009. The agreement expires on September 30, 2009.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective May 19, 2009, we issued 1,750,000 restricted shares of our common stock to four (4) U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

Pursuant to the terms of the New Vision consulting agreement, an additional 500,000 shares will be issued prior to July 31, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1      Consulting Agreement with Duke Enterprises LLC

10.2      Consulting Agreement with New Vision Consulting Corporation

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFY SMART CORP.


/s/ Ralph Santos
------------------------------
Ralph Santos, President

Date: May 29, 2009